UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Universal Stainless & Alloy Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

April 21, 2008

Dear Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Universal Stainless & Alloy Products, Inc., to be held at 10:00 a.m., local time, on Wednesday, May 21, 2008, at the Clarion Hotel and Marina, Dunkirk, New York 14048.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the Meeting. Please review them carefully.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend the Meeting, please take a few moments now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your presence by proxy is important to establish a quorum, and your vote is important for proper corporate governance.

Thank you for your interest in Universal Stainless & Alloy Products, Inc.

Sincerely,

Dennis M. Oates

President and Chief Executive Officer

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2008

The Annual Meeting of Stockholders will be held on Wednesday, May 21, 2008 beginning at 10:00 a.m. at the Clarion Hotel and Marina, Dunkirk, New York 14048.

Only holders of the Company’s common stock at the close of business on April 4, 2008 will be entitled to vote at the Annual Meeting. A list of persons who were stockholders as of that date and time will be available for examination by any stockholder at the meeting and for the ten days prior to the meeting during regular business hours, at the Company’s executive offices located at 600 Mayer Street, Bridgeville, PA 15017. Stockholders as of the record date may vote in person or by proxy. At the meeting we will:

1.    Elect a Board of Directors;

2.    Ratify the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2008; and

3.    Attend to other business properly presented at the meeting.

Your Board of Directors recommends that you vote in favor of the two proposals outlined in this proxy statement.

This booklet includes the Universal Stainless & Alloy Products, Inc. proxy statement. Enclosed with this booklet are a proxy card and a return envelope that requires no postage if mailed within the United States. A copy of the Universal Stainless & Alloy Products, Inc. 2007 Annual Report to Stockholders is also enclosed.

By Order of the Board of Directors,

Paul A. McGrath

Vice President of Administration, General Counsel and Secretary

April 21, 2008

Proxy Statement

April 21, 2008

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

600 MAYER STREET

BRIDGEVILLE, PENNSYLVANIA 15017

PROXY STATEMENT

For 2008 Annual Meeting of Stockholders

BACKGROUND

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal Stainless” or the “Company”), of proxies to be voted at this Annual Meeting of Stockholders. This Proxy Statement and form of proxy are first being sent or given to the stockholders on or about April 21, 2008. The cost of solicitation of proxies will be borne by Universal Stainless, including expenses incurred in connection with the preparation and mailing of the Proxy Statement. The solicitation will be by mail and may also be made personally and by telephone by directors, officers and employees of Universal Stainless, without any compensation, other than their regular compensation as directors, officers or employees. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company’s common stock, and Universal Stainless will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING PROCEDURES

Who May Vote

Universal Stainless common stockholders of record at the close of business on April 4, 2008 are entitled to vote at the Annual Meeting. Stockholders have one vote per share on each matter being voted on.

Voting Methods

Stockholders of record may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors.

If you hold your shares in a broker, bank or other nominee account, you are a “beneficial owner” of Universal Stainless common stock. In order to vote your shares, you must give voting instructions to the “nominee holder” of your shares. Universal Stainless asks the nominee holders to obtain voting instructions from the beneficial owners of shares. Proxies that are transmitted by nominee holders on behalf of beneficial owners will be voted as instructed by the nominee holder.

Finally, you may vote in person if you attend the meeting.

We urge you to return the proxy card promptly.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Notifying the Secretary of Universal Stainless in writing that you have revoked your proxy;

•	Sending a revised proxy dated later than the earlier proxy; or

•	Voting in person at the Annual Meeting.

Quorum and Voting Information

A quorum is required to conduct business at the Annual Meeting. As of the record date, 6,664,499 shares of Universal Stainless common stock were issued and outstanding. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you submit a properly executed proxy card, even if you abstain from voting or withhold votes from director nominees, you will be considered part of the quorum. Broker non-votes also count as shares present for purposes of determining whether a quorum is present.

Abstentions are counted in tabulations of the votes cast by stockholders on each proposal (other than with regard to the election of directors) and will have the effect of a negative vote. Brokers who hold shares in street name for customers have the authority to vote only on certain routine matters in the absence of instruction from the beneficial owners. A broker non-vote occurs when the broker does not have the authority to vote on a particular proposal. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining whether any proposal has been approved and will have no effect on the outcome of any proposal to be considered at the Annual Meeting.

The affirmative vote of a plurality of the shares of common stock represented in person or by proxy at the Annual Meeting is required for the election of directors. With regard to the election of directors, votes may be cast in favor or withheld.

The ratification of the appointment of our independent registered public accountants requires the affirmative vote of a majority of the shares of common stock present and entitled to vote thereon at the meeting.

Confidential Voting Policy

Universal Stainless maintains a policy of keeping stockholder votes confidential.

PROPOSALS YOU MAY VOTE ON

1.    Election of Directors

There are five nominees for election this year. Detailed information on each nominee is provided under the heading “Nominees for Election as Directors.” All directors are elected annually and serve a one-year term until the next Annual Meeting, or until their successors are duly elected and qualified. If any director is unable to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting for the original candidate will be cast for the substituted candidate.

The Board of Directors unanimously recommends a vote FOR each of the nominee directors.

2.    Ratification of the Appointment of Schneider Downs & Co., Inc. as the Company’s Independent Registered Public Accountants for 2008.

The Audit Committee has appointed Schneider Downs & Co., Inc. (“SD”) as our independent registered public accountants for 2008. The Board has directed that the appointment of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting. SD has served as our independent registered public accountants since 2003.

Stockholder ratification of the selection of SD as Universal Stainless’ independent registered public accountants is not required by Universal Stainless’ By-laws or otherwise. However, the Board of Directors is submitting the appointment of SD to the stockholders for ratification as a matter of what it considers to be best practices in corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will retain discretion as to whether or not to retain SD. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Universal Stainless and its stockholders.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2008.

NOMINEES FOR ELECTION AS DIRECTORS

Clarence M. McAninch, 73, has been a Director of Universal Stainless since 1994. Mr. McAninch is currently Chairman of the Board of Directors of the Company and is employed by the Company in a non-executive role serving at the direction of the Board of Directors. Mr. McAninch served as President and Chief Executive Officer and a Director of Universal Stainless from July 1994 until January 2007, at which time Mr. McAninch relinquished the title of President and assumed the title of Chairman of the Board. Mr. McAninch continued to serve as the Company’s Chief Executive Officer until January 2008. Mr. McAninch served as Vice President, Sales and Marketing, of the Stainless and Alloy Products Division of Armco Inc. from 1992 to 1994.

Dennis M. Oates, 55, has been a Director of Universal Stainless since October 2007. Mr. Oates has been President and Chief Executive Officer of the Company since January 2008. Mr. Oates most recently served as Senior Vice President of the Specialty Alloys Operations of Carpenter Technology Corporation, a manufacturer, fabricator and distributor of specialty metals and engineered products, from September 2003 to July 2007. Prior to joining Carpenter in 2003, Mr. Oates served for five years as President and Chief Executive Officer of TW Metals, a distributor of metal products. Previously, he held the post of President and Chief Operating Officer for Connell Limited Partnership, a metals recycling and metal fabrication company. Mr. Oates began his career at Lukens Steel Company, a subsidiary of Lukens Inc., where he ultimately became President and Chief Operating Officer. Mr. Oates is past Chairman of the North American Specialty Metals Council and has served on the Metals Service Center Institute Board of Directors.

Douglas M. Dunn, 65, has been a Director of Universal Stainless since 1997. Mr. Dunn is the managing partner of Dunn Associates, a partnership owning and managing real estate investments. Since May 2006, Mr. Dunn has served on the board of Power Efficiency Corporation, a company which is involved with the design, development, marketing and sales of solid state electrical devices that reduce energy consumption. Mr. Dunn was Dean of the Graduate School of Industrial Administration (now the Tepper School of Business), Carnegie Mellon University, from 1996 to 2002. From 1999 until February 2006, Mr. Dunn served on the board of Solutions Consulting LLC, a wholly owned subsidiary of Perot Systems Corporation. From 2000 until November 2005, Mr. Dunn served on the board of VocalTec Communications Ltd., a global provider of carrier-class multimedia and voice-over-IP solutions for communication service providers. Mr. Dunn has served on other boards of companies and organizations in such fields as technology and consulting.

M. David Kornblatt, 48, has been a Director of Universal Stainless since April 2008. Since June 2007, Mr. Kornblatt has been Senior Vice President and Chief Financial Officer of Triumph Group, Inc., a New York Stock Exchange-listed manufacturer of aircraft components and accessories. Prior to joining Triumph, Mr. Kornblatt held the post of Senior Vice President and Chief Financial Officer of Carpenter Technology Corporation, a manufacturer, fabricator and distributor of specialty metals and engineered products, which he joined in July 2006. From 2002 until its acquisition by Johnson Controls, Inc. in December 2005, Mr. Kornblatt was with York International Corporation, a supplier of heating, ventilation, air conditioning and refrigeration products, serving as Vice President Finance for York Americas and then as Vice President and Chief Financial Officer of the corporation.

Udi Toledano, 57, has been a Director of Universal Stainless since 1994. Mr. Toledano has been the President of Millennium 3 Capital, Inc., a private investment company, since December 1999, and, since January 2000, he has managed Millennium 3 Opportunity Fund, a venture capital fund. Since July 2007, Mr. Toledano has been a Director of Polar Investments, a public Israeli company. Mr. Toledano has served on boards of both public and private companies in various fields, including technology, software and healthcare.

Unless individual stockholders specify otherwise, each returned

Proxy will be voted “FOR” the election to the Board of Directors of Universal Stainless of each of the three nominees named above.

THE BOARD OF DIRECTORS

The Board of Directors of Universal Stainless held four meetings during 2007. During 2007, the Audit Committee held five meetings, the Compensation Committee held four meetings and the Nominating and Governance Committee held one meeting. Each director attended at least 75% of the meetings of the Board of Directors and each Committee of which he was a member. The Company expects that its directors will attend annual stockholders meetings, and all directors attended our annual stockholders meeting last year.

The Board of Directors affirmatively has determined that Messrs. Dunn and Toledano have no relationship with the Company other than as disclosed in this Proxy Statement and are independent under applicable Nasdaq rules. Mr. Kornblatt is Senior Vice President and Chief Financial Officer of Triumph Group, Inc., which made purchases from the Company of approximately $47,000 in 2007 and will make an estimated $35,000 of purchases in 2008. The Board of Directors determined that Mr. Kornblatt’s relationship is immaterial because of the relatively small amount of purchases involved, as well as the fact that Mr. Kornblatt did not receive any direct benefits from Triumph’s ordinary course business transactions with the Company. As a result, the Board of Directors concluded that this relationship would not impair Mr. Kornblatt’s independence and that he also is independent under applicable Nasdaq rules.

Committees of the Board of Directors

The standing Committees of the Board of Directors are the Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board of Directors has determined that each member of each of these committees meets the independence standards under applicable Nasdaq rules. The Board of Directors has adopted a written charter for the Audit Committee and the Nominating and Governance Committee. A current copy of the charter for each of these committees is available on the Company’s website at www.univstainless.com, and a copy of any of these charters will be provided to stockholders without charge upon written request to the Company’s Secretary. The Compensation Committee does not have a written charter.

The Audit Committee currently consists of Mr. Dunn as Chairman and Messrs. Kornblatt and Toledano. The Audit Committee reviews the scope and timing of services of Universal Stainless’ independent registered public accountants. The Audit Committee reports on Universal Stainless’ financial statements following completion of the independent registered public accountants’ audit, and Universal Stainless’ policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee appoints the independent registered public accountants for the ensuing year, and the Chairman of the Audit Committee conducts reviews of the financial reports with management of the Company and the Company’s independent registered public accountants. The Board of Directors also has delegated to the Audit Committee responsibility for reviewing and approving related party transactions, which the Company defines as those required to be disclosed by applicable regulations of the Securities and Exchange Commission, as those regulations may be amended or modified from time to time. While the Audit Committee has no written policies for the review and approval of related party transactions, the Audit Committee will analyze any proposed related party transactions against reasonable business practices.

The Compensation Committee currently consists of Mr. Toledano as Chairman, and Messrs. Dunn and Kornblatt. The Compensation Committee reviews and authorizes the compensation and benefits of all officers of Universal Stainless, reviews general policy matters relating to compensation and benefits of employees of Universal Stainless, and administers Universal Stainless’ Stock Incentive Plan.

The Nominating and Governance Committee currently consists of Mr. Toledano as Chairman, and Messrs. Dunn and Kornblatt. The Nominating and Governance Committee recommends candidates to be nominated by the Board of Directors for election by the stockholders to serve on the Board of Directors and creates and maintains the overall corporate governance policies for the Company.

The Nominating and Governance Committee will consider candidates proposed by the stockholders of the Company, taking into consideration the needs of the Board of Directors and the candidate’s qualifications. The Nominating and Governance Committee’s evaluation process does not vary based on whether the candidate is recommended by a stockholder. To have a candidate considered by the Nominating and Governance Committee and the Board of Directors, a stockholder must submit the recommendation in writing to the Company’s Secretary at the address given on the first page of this proxy statement and must include the following information with the recommendation:

•	the name and address of the proposed candidate;

•	the proposed candidate’s resume or a list of his or her qualifications;

•	a description of any relationship that could affect such person’s qualification as an independent director;

•	a confirmation of such person’s willingness to serve as a director if selected by the Nominating Committee and nominated by the Board of Directors;

•	the name of the stockholder submitting the name of the proposed candidate; and

•	any information about the proposed candidate that would, under the federal proxy rules, be required to be included in the Company’s proxy statement if such person were a nominee.

The stockholder recommendation and information described above must be received by the Company’s Secretary not less than 120 days in advance of the anniversary date of the release of the proxy statement for the most recent annual meeting of stockholders in order to allow for timely consideration.

Director Compensation

Members of the Board of Directors of Universal Stainless who are employed by Universal Stainless presently receive no additional remuneration for acting as directors. Universal Stainless compensates its non-employee directors at the rate of $20,000 per year, plus $2,500 for each regular quarterly meeting of the Board of Directors attended. In addition, Universal Stainless reimburses directors for reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board of Directors and Committee meetings.

The members of the Board of Directors of Universal Stainless who also serve as members of the Audit Committee or Compensation Committee will receive $1,000 for each regularly scheduled Audit Committee or Compensation Committee meeting attended. Two regularly scheduled Audit Committee meetings will be held in the first quarter of the year and one meeting will be held in each of the remaining quarters of the year. Four regularly scheduled Compensation Committee meetings will be held during the year.

Certain members of the Board of Directors of Universal Stainless are also eligible for the grant of options under the Stock Incentive Plan. Eligible Directors are directors who are not employees of Universal Stainless and do not own in excess of 5% of the Company’s outstanding common stock. Eligible Directors are granted options to purchase 10,000 shares per year of common stock in increments of 2,500 shares. The options will be granted on May 31, August 31, November 30 and February 28 of each year. The per share exercise price will be equal to the closing price of a share of the Company’s common stock on The Nasdaq Global Market for the trading day immediately preceding the date on which the option is granted. Options granted to Eligible Directors will vest in three installments beginning on the first anniversary of the grant date, at which time 33% of the options will vest. On the second anniversary date of the original grant date, an additional 33% of the options will vest, and the remainder of the options will vest on the third anniversary of the original grant. Options granted to Eligible Directors will expire 10 years from the option grant date. All of the current directors who are not employees of Universal Stainless are Eligible Directors.

If a non-employee director ceases to serve as a director of Universal Stainless, the options that were previously granted to that director and that are vested as of the date of such cessation may be exercised, during the full term of the options, by the director after the date that the director ceases to be a director of Universal Stainless. If an Eligible Director ceases to serve as a director of the Company or its subsidiaries due to the mandatory retirement policy, the options that were previously granted to that Eligible Director will continue to vest as specified in the grant and may be exercised by the Eligible Director after the date such Eligible Director ceases to be a director of the Company or its subsidiaries. If a non-employee director dies while a director of Universal Stainless, the options that have been previously granted to that director and that are vested as of the date of his or her death may be exercised by the administrator of the director’s estate, or by the person to whom those options are transferred by will or the laws of descent and distribution. In no event, however, may any option be exercised after the expiration date of such option.

2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Douglas M. Dunn	39,000	88,196	127,196
George F. Keane(2)	10,000	73,940	83,940
Dennis M. Oates(3)	15,897	987	16,884
Udi Toledano	39,000	88,196	127,196

(1)	Reflects the expense recognized for financial statement purposes with respect to option awards for the year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”), and includes option awards granted prior to 2007. The assumptions made in calculating the expense recognized with respect to the option awards, as well as the grant date fair value of the option awards granted in 2007 as reflected in the chart below, are set forth in Note 8 to the Company’s audited financial statements for the year ended December 31, 2007, which are located in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007. As of December 31, 2007, each director has the following number of option awards outstanding: Mr. Dunn, 97,500, Mr. Oates, 2,500 and Mr. Toledano, 66,300. The grant date fair value of option awards granted to each director in 2007 is set forth in the following chart:

(2)	Mr. Keane retired from the Board of Directors effective May 5, 2007.

(3)	Mr. Oates was appointed to the Board of Directors effective October 19, 2007.

2007 Director Stock Option Awards

Name	Grant Date	Shares Underlying Option Awards (#)	Exercise Price ($)	Grant Date Value Per Share ($)	Total Grant Date Value ($)
Douglas M. Dunn	02/28/2007	2,500	42.50	21.87	54,675
	05/31/2007	2,500	41.85	21.27	53,175
	08/31/2007	2,500	32.07	16.10	40,250
	11/30/2007	2,500	31.95	15.90	39,750

George F. Keane(1)	02/28/2007	2,500	42.50	21.87	54,675

Dennis M. Oates(2)	11/30/2007	2,500	31.95	15.90	39,750

Udi Toledano	02/28/2007	2,500	42.50	21.87	54,675
	05/31/2007	2,500	41.85	21.27	53,175
	08/31/2007	2,500	32.07	16.10	40,250
	11/30/2007	2,500	31.95	15.90	39,750

(1)	Mr. Keane retired from the Board of Directors effective May 5, 2007.

(2)	Mr. Oates was appointed to the Board of Directors effective October 19, 2007.

Mandatory Retirement Policy

The Board of Directors has adopted a mandatory retirement policy with respect to the Company’s directors. Under the policy, directors who attain the age of 75 are not eligible to be nominated for re-election to the Company’s Board of Directors.

Stockholder Communications with Directors

The Board of Directors has approved a process for stockholders to communicate with its members. Stockholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board of Directors as a whole, to a particular director, to the non-employee directors as a group or any other group of directors or committee of the Board, in care of Paul A. McGrath, Secretary, Universal Stainless & Alloy Products, Inc. at the address given on the first page of this proxy statement. Unless the communication is primarily commercial in nature or pertains to a topic that is irrelevant or improper for director consideration, the Secretary will forward the communication to the director or directors to whom it is addressed. Any communication involving solely a request for information about the Company, such as an inquiry about stock-related matters, may be handled directly by the Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of common stock of Universal Stainless, as of April 4, 2008, except as noted below, by (i) each stockholder known to Universal Stainless to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of Universal Stainless, (iii) each of the named executive officers of Universal Stainless, and (iv) all directors and executive officers as a group. As of April 4, 2008 there were 6,664,499 shares of the Company’s common stock issued and outstanding.

	BENEFICIAL OWNERSHIP(1)
Name	Number of Shares	Percent of Total
Keeley Asset Management Corp.(2)	725,000	10.9%
Royce & Associates, LLC(3)	560,100	8.4%
Wellington Management Company(4)	451,038	6.8%
Tamarack Enterprise Fund(5)	428,804	6.4%
Systematic Financial Management, Inc.(6)	392,711	5.9%
Kennedy Capital Management, Inc.(7)	343,209	5.1%
Clarence M. McAninch(8)(9)	72,196	1.1%
Dennis M. Oates(8)	—	*
Douglas M. Dunn(8)(10)	82,400	1.2%
Udi Toledano(8)(10)(11)	80,700	1.2%
Paul A. McGrath(8)(9)	22,300	*
Richard M. Ubinger(8)(9)	22,257	*
All Executive Officers and Directors as a Group (6 Persons)(12)	279,853	4.2%

*	Less than 1%.

(1)	For purposes of this table, “beneficial ownership” is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Address is: 401 South Lasalle Street, Chicago, IL 60605. The information provided is based solely on an Amended Schedule 13G filed by Keeley Asset Management Corp. on February 14, 2008.

(3)	Address is: 1414 Avenue of the Americas, New York, NY 10019. The information provided is based solely on an Amended Schedule 13G filed by Royce & Associates, LLC on February 1, 2008.

(4)	Address is: 75 State Street, Boston, MA 02109. The information provided is based solely on a Schedule 13G filed by Wellington Management Company on February 14, 2008.

(5)	Address is: 100 Fifth Street, Suite 2300, Minneapolis, MN 55402. The information provided is based solely on a Schedule 13G filed by Tamarack Enterprise Fund on January 25, 2006.

(6)

Address is: 300 Frank W. Burr Boulevard, Glenpointe East, 7th Floor, Teaneck, NJ 07666. The information provided is based solely on a Schedule 13G filed by Systematic Financial Management, Inc. on February 19, 2008.

(7)	Address is: 10829 Olive Boulevard, St. Louis, MO 63141. The information provided is based solely on an Amended Schedule 13G filed by Kennedy Capital Management, Inc. on February 14, 2008.

(8)	Address is: c/o Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, PA 15017.

(9)	Includes options to purchase 20,000, 20,000 and 20,000 of common stock for Messrs. McAninch, McGrath and Ubinger, respectively, that have vested or will vest within 60 days of the date of this proxy under options granted pursuant to Universal Stainless’ Stock Incentive Plan.

(10)	Includes options to purchase 82,400 and 51,200 shares of common stock for Messrs. Dunn and Toledano, respectively, that have vested or will vest within 60 days of the date of this proxy pursuant to Universal Stainless’ Stock Incentive Plan described under the caption “The Board of Directors—Director Compensation”.

(11)	Includes shares of common stock of Universal Stainless owned by Mr. Toledano’s wife and a certain trust for the benefit of their children with respect to which Mr. Toledano disclaims any beneficial ownership.

(12)	Does not include Mr. Kornblatt, who was appointed to the Board of Directors effective April 7, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objective

The Company’s Compensation Committee is responsible for establishing and administering the Company’s policies governing the compensation of its executive officers, who are appointed by the Company’s Board of Directors. The Compensation Committee is composed entirely of non-employee directors. The primary objective of the Company’s executive compensation program is to attract, motivate and retain the executive talent needed to facilitate the Company’s business strategies and long-range plans and to optimize stockholder value in a competitive environment.

The Compensation Committee employs the following principles to provide an overall framework for the compensation of the Company’s executive officers:

•	reward outstanding performance;

•	motivate executive officers to perform to the fullest of their abilities;

•	tie a significant portion of executives’ total compensation to the Company’s annual and long-term financial performance and the creation of incremental stockholder value;

•	encourage executives to manage from the perspective of stockholders as a result of their equity stakes in the Company;

•	offer compensation opportunities that attract and motivate the best talent; and

•	retain those with leadership abilities and skills necessary for building long-term stockholder value.

Compensation Categories

The Compensation Committee considers all elements of compensation when determining total compensation and the individual components of total compensation. The Compensation Committee allocates total compensation between currently paid and long-term compensation, cash and non-cash compensation and equity and other forms of non-cash compensation. The Compensation Committee believes that each of these compensation categories provides incentives and rewards that address different elements of the compensation program’s objective, and when considered together serve to achieve the company’s overall compensation objectives.

The Compensation Committee examines each of these factors in determining the basis for allocating compensation to each different form of award, such as the relationship of the award to the achievement of the company’s long-term goals, management’s exposure to downside equity performance risk and the analysis of cost to the company versus expected benefit to the executive. As part of this analysis, the Compensation Committee believes that a meaningful portion of each executive’s compensation should be placed at-risk and linked to the accomplishment of results that are expected to lead to the creation of value for the Company’s stockholders from both the short-term and long-term perspectives.

The Compensation Committee believes that currently paid cash compensation provides its executives with short-term rewards for success in achieving individual and Company performance goals. Currently paid cash consideration includes base salary and annual cash incentive bonuses. The Compensation Committee believes that providing executives with competitive currently paid cash consideration is the central element of attracting, retaining and motivating high quality executives.

The Compensation Committee believes that currently paid non-cash compensation provides its executives with the same benefits as currently paid cash compensation. Items of currently paid non-cash compensation for certain named executive officers include a Company provided vehicle or car allowance, Company sponsored health insurance and other non-cash benefits.

The Compensation Committee believes that long-term compensation is best provided by stock ownership by management, which ties a significant portion of management’s compensation to the Company’s long-term performance and success. Equity compensation items such as stock options and the Company’s employee stock purchase program align the executive’s compensation potential with the performance of the Company and the creation of value for our stockholders.

Compensation Elements

Our executive compensation program consists primarily of the following elements:

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the 2007 base salaries of the executive officers other than the Chief Executive Officer, the Compensation Committee and our Chief Executive Officer considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the historical base salary of the individual, the terms of the individual’s employment agreement and recommendations from the Chief Executive Officer. The Compensation Committee considered these same factors in establishing the base salary of the Chief Executive Officer, as well as additional factors such as the Chief Executive Officer’s industry experience and profile. In addition, the Compensation Committee considered competitive market practices with respect to these salaries, although it did not set base salaries according to specific benchmarking standards.

The salaries of the executive officers are reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities, and modified for merit, the general performance of the Company, the executive’s success in meeting or exceeding individual performance objectives and if significant corporate goals were achieved. If necessary, the Compensation Committee also reviews base salaries with market levels for the same positions in the companies of similar size to the Company represented in the compensation data it reviews. The terms of the employment agreements with the executive officers are also considered in the annual salary review process.

Annual Incentive Bonus

The Company’s variable compensation program includes eligibility for an annual performance-based discretionary cash bonus for senior management, including each of the executive officers. The amount of the cash bonus depends on the level of achievement of corporate, department and individual performance expectations, with a target bonus for executive officers generally set as a percentage of base salary. For 2007, the Compensation Committee evaluated the Chief Executive Officer for purposes of determining his variable compensation. The Compensation Committee, with the input of the Chief Executive Officer, also determined the variable compensation for the named executive officers in 2007. The awards of variable compensation to the Chief Executive Officer and the named executive officers are reflected in the Summary Compensation Table below.

Special Bonus

In addition to other forms of compensation and separate from the Annual Incentive Bonus, the Company recognizes a need at times for a method to reward an employee for special performance. In 2007 the Compensation Committee awarded Mr. McGrath $50,000 for his efforts in defending the Company against a significant lawsuit.

Stock Incentive Plan

The purpose of the Company’s Stock Incentive Plan is to provide additional incentive for the Company’s directors and key employees to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of the Company’s common stock. The Board of Directors also believes that the Stock Incentive Plan enables the Company to obtain and retain the services of the directors and key employees who are considered essential to the Company’s long range success by offering them an opportunity to own shares of the Company’s common stock.

The number of options granted to an executive officer under the Stock Incentive Plan is intended to reward prior year individual performance. Generally, the Compensation Committee does not consider an executive officer’s equity holdings or previous equity grants in determining the number of equity incentive awards to be granted. The Compensation Committee believes that the Company’s executive officers should be fairly compensated each year relative to market pay levels and relative to the Company’s other executive officers. Moreover, the Compensation Committee believes that the Company’s long-term incentive compensation program furthers the Company’s emphasis on a positive correlation between compensation and performance.

The Compensation Committee is the plan administrator for the Stock Incentive Plan. In prior years, the Compensation Committee granted annual awards to executive officers, with the exercise price of the grant being the closing price of the Company’s common stock on The Nasdaq Global Market on the trading day immediately preceding the date of grant. This practice was consistent, and no grants were coordinated with the public release of nonpublic material information. In 2006, no equity awards were made to executive officers and a cash bonus was paid to the executive officers in lieu of any equity awards. These cash bonuses and the equity awards made in 2007 are reflected in the Summary Compensation Table below. Generally, grants of stock options are earned on the basis of level of responsibility, continued service to the Company and performance. The stock options generally vest over four years, with one-fourth vesting on each of the first four anniversary dates of the grant. Stock options granted under the Stock Incentive Plan have a maximum life of ten years and an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Market on the trading day immediately preceding the date of grant.

For accounting purposes, the Company applies FAS 123R to record compensation expense for its stock option grants. The Company develops the assumptions necessary and the model appropriate to value the awards, as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award in accordance with FAS 123R.

The options received by executive officers have been non-qualified stock options. For non-qualified stock options, the executive officers recognize taxable income from stock option awards when a vested option is exercised. The Company generally receives a corresponding tax deduction for compensation expense in the year of exercise. The amount included in the executive officer’s wages and the amount the Company may deduct for federal income tax purposes is equal to the common stock price when the stock options are exercised less the exercise price multiplied by the number of stock options exercised. The Company does not pay or reimburse any executive officer for any taxes due upon exercise of a stock option.

Employee Benefit Plans

The Company provides group life and health insurance plans for its hourly and salary employees. The Company also maintains separate 401(k) retirement plans for its hourly and salary employees. Pursuant to each plan, participants may elect to make pre-tax and after-tax contributions to the plan, subject to certain limitations imposed under the plan and the Internal Revenue Code of 1986, as amended. In addition, the Company is required to make periodic contributions to the plans based on service, except as described below.

The Company also participates in the Steelworkers Pension Trust (the “Trust”), a multi-employer defined-benefit pension plan that is open to all hourly and salaried employees associated with the Bridgeville facility. The Company makes periodic contributions to the Trust based on hours worked at a fixed rate for each hourly employee and a fixed monthly contribution on behalf of each salaried employee. The hourly employees may continue their contributions to the 401(k) retirement plan. The Company makes a monthly contribution to the 401(k) retirement plan on behalf of each salaried employee participating in the Trust. The amount of the contribution will be dependent upon each salaried employee’s contribution to the 401(k) retirement plan.

Employee Stock Purchase Plan

Under the 1996 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), the Company is authorized to issue up to 150,000 shares of common stock to its full-time employees, nearly all of whom are eligible to participate. Under the terms of the Purchase Plan, employees can choose as of January 1 and July 1 of each year to have up to 10% of their total earnings withheld to purchase up to 100 shares of the Company’s common stock each six-month period. The purchase price of the stock is 85% of the lower of its beginning-of-the-period or end-of-the-period market prices. At December 31, 2007, the Company had issued 96,312 shares of common stock since the Purchase Plan’s inception.

Executive Severance Arrangements

The Company provides certain severance benefits to its executive officers. These benefits help the Company to attract and retain an appropriate caliber of talent for its senior officer positions. With respect to executive officers, these severance benefits in part are intended to reflect the fact that it may be difficult for these employees to find comparable employment within a short period of time. The Company believes that its severance benefits are consistent with the provisions and benefit levels of other companies. The severance benefits are provided in connection with employment agreements entered into with the executive officer and are more fully described below under “Executive Severance Benefits and Potential Payments Upon Change of Control.”

Other Benefits and Perquisites

The Company provides the opportunity for its executive officers to receive certain perquisites and general health and welfare benefits. The Company offers these benefits to provide an additional incentive for its executives, to remain competitive in the general marketplace for executive talent and to enable its executives to better focus on their performance.

The Company has or may provide the following personal benefits and perquisites to its executive officers:

•	eligibility to participate in the Company’s health, dental, vision, disability insurance and life insurance programs, and;

•	a Company provided vehicle or car allowance, along with the reimbursement of expenses related to operating, maintaining and insuring the vehicle;

•	select club memberships; and

•	in certain circumstances, the reimbursement of relocation expenses.

Stock Ownership Guidelines

The Company has not implemented stock ownership guidelines for the Company’s executive officers. The Company will continue to periodically review best practices and re-evaluate its position with respect to stock ownership guidelines.

Internal Revenue Code Section 162(m) Deductibility Limit

Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to the Company’s corporate taxes is limited to $1.0 million annually, except for specified performance-based compensation. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to the Company’s executive officers to the extent consistent with the best interests of the Company and its stockholders.

EXECUTIVE COMPENSATION

The table below summarizes the compensation for 2007 and 2006 earned by the individuals, including the chief executive officer and the chief financial officer, who were serving as executive officers of the Company on December 31, 2007. The table below also summarizes the compensation earned in 2007 by Kenneth W. Matz, who served as President during a portion of 2007. The Table below does not include Mr. Oates, who did not become an executive officer until January 2, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Discretionary Cash Bonus Awards Paid in Lieu of Stock Awards ($)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Clarence M. McAninch,	2007	252,692	265,000	—	28,932	1,490	42,069	590,183
Chief Executive Officer(5)	2006	245,000	245,000	20,000	14,839	1,456	51,529	577,824

Kenneth W. Matz,	2007	226,346	100,000	—	88,727	—	425,844	840,917
President(6)

Richard M. Ubinger,	2007	167,308	171,000	—	17,649	1,490	5,330	362,777
Vice President of Finance, Chief Financial Officer and Treasurer	2006	161,923	165,000	15,000	10,626	1,456	4,623	358,628

Paul A. McGrath,	2007	172,307	226,000	—	17,649	1,490	5,330	422,776
Vice President of Administration, General Counsel and Secretary	2006	165,077	170,000	15,000	10,626	1,456	4,644	366,803

(1)	All amounts in the Bonus column represent discretionary awards under the variable compensation program except for Mr. McGrath in 2007 which included a special bonus of $50,000 for his efforts in defending the Company in a significant lawsuit.

(2)	Reflects the expense recognized for financial statement purposes with respect to option awards for the year indicated, in accordance with FAS 123R, and includes option awards granted prior to that year. The assumptions made in calculating the expense recognized with respect to the option awards are set forth in Note 8 to the Company’s audited financial statements for the year ended December 31, 2007, which are located in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Mr. Matz’s employment terminated prior to December 31, 2007; therefore his options were forfeited, and the expenses reversed.

(3)	The amounts in this column reflect the actuarial increase in the present value of the executive officer’s benefits under the Steelworkers’ Pension Trust, a multi-employer pension plan sponsored by the United Steelworkers, based on the annual contribution to the Trust that the Company was required to pay to fund the executive’s benefit accrued under the Trust for each year.

(4)	Reflects amounts payable to or on behalf of the respective executive for the following: term life insurance premiums, Company contributions to the 401(k) Plan and membership fees for the Southpointe Country Club. In addition, the amount reflected for Mr. McAninch in 2006 and 2007 includes $22,090 for premiums paid by the Company for a whole life insurance policy on Mr. McAninch’s life, with his spouse named as the beneficiary, and the amount reflected for Mr. McAninch in 2006 includes $24,840 representing the 2006 actual cost of a down payment on an automobile lease, monthly lease payments and standard maintenance. The 2007 amount for Mr. McAninch reflects $14,169 for an automobile lease. In addition, the amount reflected for Mr. Matz includes: (i) $100,000 paid as relocation expense, and (ii) $312,000 as severance expense, in addition to $9,600 for automobile allowance.

(5)	Mr. McAninch was succeeded as Chief Executive Officer by Mr. Oates on January 2, 2008.

(6)	Mr. Matz resigned as President on December 21, 2007.

2007 Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
(a)	(b)	(j)	(k)	(l)
Clarence M. McAninch	8/31/07	15,000	32.07	289,200
Richard M. Ubinger	8/31/07	10,000	32.07	192,800
Paul A. McGrath	8/31/07	10,000	32.07	192,800
Kenneth W. Matz	8/31/07	10,000	32.07	192,800
	1/15/07	25,000	34.62	291,000

(1)	The assumptions made in calculating the grant date fair value with respect to the option awards are set forth in Note 8 to the Company’s audited financial statements for the year ended December 31, 2007, which are located in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

2007 Option Exercises

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Clarence M. McAninch	25,000	586,084
Richard M. Ubinger	5,000	161,860
Paul A. McGrath	5,000	190,584

(1)	The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the market price of the common stock on the date of exercise and the exercise price of the options.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Clarence M. McAninch	20,000	15,000	(1)	—	10,000 @ 7.10	11/28/2011
					10,000 @ 11.00	01/05/2014
					15,000 @ 32.07	8/31/17

Richard M. Ubinger	20,000	10,000	(2)	—	10,000 @ 7.10	11/28/2011
					5,000 @ 5.12	01/27/2013
					5,000 @ 11.00	01/05/2014
					10,000 @ 32.07	8/31/17

Paul A. McGrath	20,000	10,000	(2)	—	10,000 @ 7.10	11/28/2011
					5,000 @ 5.12	01/27/2013
					5,000 @ 11.00	01/05/2014
					10,000 @ 32.07	8/31/17

(1)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 3,750 option shares will vest on each of August 31, 2008, August 31, 2009, August 31, 2010, and August 31, 2011.

(2)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 2,500 option shares will vest on each of August 31, 2008, August 31, 2009, August 31, 2010, and August 31, 2011.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Clarence M. McAninch	Steelworkers Pension Trust	5	$11,010	—
Richard M. Ubinger	Steelworkers Pension Trust	5	$11,010	—
Paul A. McGrath	Steelworkers Pension Trust	5	$11,010	—

(1)	For vesting purposes only, the Trust recognizes up to four years of prior service with the Company. Participants have a fully vested interest in their Trust benefits upon completing five years of service. Accordingly, each of the executives has a fully vested interest in his accrued retirement benefits under the Trust.

In January 2003, the Company began participating in the Trust, a qualified multi-employer defined benefit pension plan sponsored by the United Steelworkers. Prior to that time, the Company had not provided any form of qualified or nonqualified defined benefit retirement benefits to employees, including the executive officers. For each year of participation in the Trust, the participant is entitled to receive an annual life annuity upon retirement at or following age 65 based on the Company contribution and the benefit rate determined by the Trust administrator. The Company is obligated to make a monthly contribution to the Trust on behalf of each participant. The standard form of distribution under the Trust consists of a single life annuity for unmarried participants and a joint and 50% survivor annuity for married participants.

Employment Agreements with Executive Officers and Employee Directors

On November 15, 1998, Clarence M. McAninch entered into a one-year employment agreement with the Company related to his service as President and Chief Executive Officer. Mr. McAninch’s employment may be automatically extended for one-year periods at the Company’s option. Mr. McAninch’s employment agreement provides for a base annual salary of $200,000 and a customary benefits package, which may be increased annually at the discretion of the Company’s Board of Directors. The employment agreement of Mr. McAninch prohibits him from (i) competing with the Company for one year following his termination of employment with the Company and (ii) disclosing confidential information or trade secrets in any unauthorized manner. Mr. McAninch’s employment agreement provides for a $1,000,000 life insurance policy on the life of Mr. McAninch, whereby Mr. McAninch may designate the beneficiary. Mr. McAninch may be eligible for severance payments upon certain terminations of employment (including following a change in control of the Company). Potential payments provided for under Mr. McAninch’s employment agreement which address termination or change in control are addressed in the next section entitled “Executive Severance Benefits and Potential Payments Upon Change of Control.”

On January 1, 1998, each of Paul A. McGrath and Richard M. Ubinger entered into separate employment agreements with the Company related to their service as Director, Employee Relations, General Counsel and Secretary, in the case of Mr. McGrath, and Chief Financial Officer and Treasurer, in the case of Mr. Ubinger. Mr. McGrath’s and Mr. Ubinger’s employment agreements provide for base annual salaries of $95,000 and $113,700, respectively, both of which may be increased at the discretion of the Board of Directors, the Compensation Committee or the President of the Company. Mr. McGrath and Mr. Ubinger may be eligible for severance payments upon certain terminations of employment (including following a change in control of the Company). Potential payments provided for under Mr. McGrath’s and Mr. Ubinger’s respective employment agreements which address termination or change in control are addressed in the next section entitled “Executive Severance Benefits and Potential Payments Upon Change of Control.”

On December 28, 2006, Kenneth W. Matz entered into an employment agreement with the Company related to his service as President of the Company. The employment agreement had an initial term which continued until December 31, 2008, subject to automatic one-year extensions unless either party elects not to extend the term. Mr. Matz received an initial annual base salary of $235,000 per year. Mr. Matz’s annual base salary increased to $260,000 on August 1, 2007. Mr. Matz also participated in benefit plans or programs generally offered by the Company to salaried employees. Mr. Matz was eligible for variable compensation and received, $100,000 of variable compensation for the 2007 calendar year. Under the terms of the agreement if Mr. Matz’s employment is terminated due to his disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months. If Mr. Matz’s employment is terminated by the Company without cause or if Mr. Matz resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to his full annual base salary. Mr. Matz terminated his employment with the Company on December 21, 2007 and received severance under the terms of his agreement and consideration for stock options that would have vested January 15, 2008.

On December 21, 2007, Dennis M. Oates entered into an employment agreement with the Company related to his service as President and Chief Executive Officer of the Company. The employment agreement has an initial term which commences as of January 2, 2008 and continues until December 31, 2008, subject to automatic one-year extensions unless either party elects not to extend the term. Mr. Oates will receive an initial annual base salary of $300,000 per year. Mr. Oates also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Oates is eligible for variable compensation targeted at 100% of his base salary, with a minimum amount of variable compensation for the 2008 calendar year of $200,000. If Mr. Oates’ employment is terminated due to his disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months. If Mr. Oates’ employment is terminated by the Company without cause or if Mr. Oates resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to his full annual base salary.

In February 2008, new employment agreements were entered into for Messrs. McAninch, McGrath and Ubinger. Terms such as position title, salary and term of agreement were modified from the prior agreements. The February 2008 agreements were filed as exhibits to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007.

Executive Severance Benefits and Potential Payments Upon Change of Control

As described above, the Company has entered into agreements with our executive officers which will require it to provide compensation and benefits to the executive officers in the event of certain terminations of employment and/or a change in control of the Company. The compensation and benefits set forth in the tables below with respect to our named executive officers assume that any change in control or termination of employment was effective as of December 31, 2007. This information is based on the Company’s best estimate of the compensation that would be provided to the executive officers upon a change of control or a termination of employment. No additional compensation is provided to executive officers upon a termination of employment by the Company for cause.

Potential Payments upon Termination or Change in Control—Clarence M. McAninch

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination (C/C)	Death or Disability
Compensation:
Base Salary	—	—	397,500	397,500	—
Benefits and Perquisites:
Incremental Non-qualified Pension	—	—	—	—	—
Post-retirement Health Care	—	—	15,086	15,086	—
Life Insurance Proceeds	—	—	—	—	1,159,250
Disability Benefits	—	—	—	—	87,654
Accrued Vacation Pay	15,288	—	15,288	15,288	15,288

Total:	15,288	—	427,874	427,874	1,262,192

Potential Payments upon Termination or Change in Control—Richard M. Ubinger

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination (C/C)	Death or Disability
Compensation:
Base Salary	—	—	171,000	171,000	—
Benefits and Perquisites:
Incremental Non-qualified Pension	—	—	—	—	—
Post-retirement Health Care	—	—	10,770	10,770	—
Life Insurance Proceeds	—	—	—	—	171,000
Disability Benefits	—	—	—	—	56,561
Accrued Vacation Pay	9,865	—	9,865	9,865	9,865

Total:	9,865	—	191,635	191,635	237,426

Potential Payments upon Termination or Change in Control—Paul A. McGrath

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination (C/C)	Death or Disability
Compensation:
Base Salary	—	—	176,000	176,000	—
Benefits and Perquisites:
Incremental Non-qualified Pension	—	—	—	—	—
Post-retirement Health Care	—	—	10,057	10,057	—
Life Insurance Proceeds	—	—	—	—	176,000
Disability Benefits	—	—	—	—	58,215
Accrued Vacation Pay	10,154	—	10,154	10,154	10,154

Total:	10,154	—	196,211	196,211	244,369

Additional Information on Employment Agreements and Compensation Plans

The summaries of the employment agreements and equity compensation plans provided above are qualified by reference to the full text of the specific agreement or plan, each of which has been filed as an exhibit to the

Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and is incorporated into this proxy statement by reference. Copies also may be obtained by making written request to the Company’s Secretary.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee administers the Company’s executive compensation programs and policies. During 2007, Messrs. Dunn, Oates and Toledano, each a non-employee director at the time, served on the Compensation Committee. None of the members of the Compensation Committee (i) served as an officer or employee of the Company during 2007, (ii) ever served as an officer of the Company prior to 2007 or (iii) were engaged in 2007 in any transactions required to be disclosed in this proxy statement.

Compensation Committee Report

The Compensation Committee administers the Company’s executive compensation programs and policies. The Compensation Committee consists of Messrs. Dunn, Kornblatt and Toledano, with Mr. Toledano serving as the chairman of the committee. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement.

COMPENSATION COMMITTEE

Udi Toledano, Chairman
M. David Kornblatt
Douglas M. Dunn

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (“the Committee”) is composed of three members, each of whom have been determined by the Board of Directors to be independent, as defined under applicable Nasdaq listing standards as currently in effect. The Board of Directors has further determined that Mr. Douglas M. Dunn, a member of the Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Committee operates under a written charter adopted by the Board of Directors. The Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

The Committee appoints the Company’s independent registered public accountants. The Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal control and external audit processes.

The Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380).

The Committee also has received the written disclosures and the letter from SD, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with that firm its independence from the Company.

Based on the foregoing review and discussions and relying thereon, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

The Audit Committee

Douglas M. Dunn, Chairman
M. David Kornblatt
Udi Toledano

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee appointed SD as independent registered public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2007. Representatives of SD are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table presents fees and other expenses for professional audit services rendered by SD for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and December 31, 2006, and fees and other expenses for other services rendered by SD during those periods:

	2007	2006
Audit fees	$440,100	$138,400
Audit-related fees	20,600	19,300
Tax fees	28,600	27,600
All other fees	0	0

Total	$489,300	$185,300

Audit Fees

Annual audit fees relate to services rendered in connection with the audit of the Company’s consolidated financial statements, the quarterly reviews of financial statements included in the Company’s Forms 10-Q and consent in connection with filing of Form S-8 pertaining to the stock option plan. In 2007, $292,000 were paid in connection with SD’s initial audit of the Company’s internal control over financial reporting.

Audit-Related Fees

Audit-related services include fees for benefit plan audits and consultation on accounting standards or transactions.

Tax Fees

Tax services include fees for tax compliance, tax advice and tax consultation.

All Other Fees

The Company did not engage its independent registered public accountants for any other services.

The Audit Committee considered whether the provision of all services described above was compatible with maintaining the auditor’s independence, and has determined such services for fiscal 2007 and 2006 were compatible with maintaining the auditor’s independence. All services described above were pre-approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Policy on Audit and Compliance Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor and pre-approved all of the audit and non-audit services provided by SD in 2007 and 2006. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires certain officers of Universal Stainless and its directors, and persons who beneficially own more than 10% of any registered class of Universal Stainless’ equity securities, to file reports of ownership in such securities and changes in ownership with the SEC, the NASDAQ National Stock Market and Universal Stainless.

Based solely upon Universal Stainless’ review of the reports and representations provided to it by persons required to file reports under Section 16(a), Universal Stainless believes that all of the Section 16(a) filing requirements applicable to Universal Stainless’ reporting officers, directors and greater than 10% beneficial owners during 2007 were properly and timely satisfied except for one late filing, which was a late Form 3 filing for Kenneth W. Matz. To date in 2007, Universal Stainless believes that all of the Section 16(a) filing requirements were properly and timely satisfied.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the SEC, proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be received no later than December 22, 2008 for inclusion in the proxy statement and proxy card for that meeting. If a stockholder presents a proposal at the 2009 Annual Meeting, other than through inclusion of such proposal in Universal Stainless’ proxy materials for that meeting, management proxies may use their discretionary voting authority with respect to such proposal.

OTHER MATTERS

The Board of Directors and management know of no matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. However, if any other business is properly brought before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto in accordance with their best judgment, insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors,

Paul A. McGrath
Vice President Administration, General Counsel and Secretary
Bridgeville, Pennsylvania

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PROXY

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES “FOR” EACH OF THE FOLLOWING:	Please mark your votes like this	☒

1. Election of the following nominees as directors: NOMINEES: (01) Douglas M. Dunn (02) M. David Komblatt (03) Clarence M. McAninch	(04) Dennis M. Oates (05) Udi Toledano	FOR all Nominees listed to the left ☐	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐	2. Ratification of the Appointment of Schneider Downs & Co., Inc. as Independent Registered Public Accountants for 2008	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT

FURNISHED HEREWITH.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2008.

Note: Please print and sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy. If a corporation, please sign as full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

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PROXY

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON MAY 21, 2008

The undersigned hereby appoints Dennis M. Oates and Paul A. McGrath, and each of them, with full power of substitution, proxies to vote all shares of Common Stock, $.001 par value, of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Clarion Hotel and Marina, Dunkirk, NY 14048, on May 21, 2008 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME BY FORWARDING TO THE COMPANY A SUBSEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN

(Continued, and to be marked, dated and signed, on the other side)